Exhibit 10.7

FIRST AMENDMENT TO COMMERCIAL LEASE AGREEMENT

(LEASE EXTENSION)

This First Amendment to Commercial Lease Agreement (this “Amendment”) is entered into as of April 1, 2026 (the “Amendment Effective Date”), by and between:

LESSOR: 2046 Lars, LLC, an Oregon limited liability company (“Lessor”); and LESSEE: Grown Rogue Gardens, LLC, an Oregon limited liability company (“Lessee”).

Lessor and Lessee are sometimes collectively referred to herein as the “Parties” and each individually as a “Party.”

RECITALS

WHEREAS, Lessor and Lessee entered into that certain Commercial Lease Agreement dated July 1, 2021 (the “Original Lease”), for the property located at 2046 Lars Way, Jackson County, Oregon, 97501, consisting of approximately 20,000 square feet of industrial warehouse building with fenced yard and loading docks (the “Premises”);

WHEREAS, the Original Lease provides for an initial term commencing July 1, 2021 and expiring June 30, 2026, together with two (2) five-year extension options as set forth in Section 3.2 of the Original Lease;

WHEREAS, the Board of Directors of Grown Rogue International Inc., the ultimate parent of Lessee, duly authorized entry into this Amendment by resolution dated March 25, 2026, and in compliance with applicable conflict-of-interest disclosure requirements;

WHEREAS, Lessee desires to exercise its first Extension Option pursuant to Section 3.2 of the Original Lease, and the Parties desire to amend the Original Lease to reflect the terms of such extension;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

Article 1 – DEFINED TERMS

Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Original Lease. The Original Lease, as modified by this Amendment, is referred to herein as the “Lease.”

Article 2 – EXTENSION OF LEASE TERM

2.1 Exercise of Extension Option. Lessee hereby exercises its first Extension Option pursuant to Section 3.2 of the Original Lease. The term of the Lease is hereby extended for a period of five (5) years (the “First Extension Term”), commencing on July 1, 2026 (the “Extension Commencement Date”) and expiring on June 30, 2031 (the “Extension Expiration Date”), unless sooner terminated in accordance with the terms of the Lease.

2.2 Remaining Extension Option. Following the First Extension Term, Lessee shall retain one (1) additional five-year extension option as provided under Section 3.2 of the Original Lease, subject to Lessee not then being in Default and providing the required advance written notice as specified therein.

Article 3 – RENT DURING FIRST EXTENSION TERM

3.1 Basic Rent. Pursuant to Section 4.1(b) of the Original Lease, Basic Rent during the First Extension Term shall be as follows:

(a)	Year 1 (July 1, 2026 – June 30, 2027): $20,000.00 per month.

(b)	Year 2 (July 1, 2027 – June 30, 2028): $20,600.00 per month (3% increase).

(c)	Year 3 (July 1, 2028 – June 30, 2029): $21,218.00 per month (3% increase).

(d)	Year 4 (July 1, 2029 – June 30, 2030): $21,854.54 per month (3% increase).

(e)	Year 5 (July 1, 2030 – June 30, 2031): $22,510.18 per month (3% increase).

3.2 Triple Net. The Lease shall remain a triple net lease throughout the First Extension Term. Lessee shall continue to be responsible for all insurance, utilities, taxes, and other costs associated with the Premises as provided in Section 4.3 of the Original Lease.

3.3 Time and Place of Payment. Basic Rent shall continue to be due and payable on the first day of each calendar month during the First Extension Term, in accordance with Section 4.2 of the Original Lease, without abatement, deduction, or offset.

Article 4 – CONDITION OF PREMISES; NO LESSOR OBLIGATIONS

Lessee accepts the Premises in their current “as-is” condition as of the Extension Commencement Date. Lessor shall have no obligation to make any improvements, alterations, or repairs to the Premises in connection with the First Extension Term, unless otherwise specifically agreed to in writing by the Parties.

Article 5 – CONFLICT OF INTEREST DISCLOSURE

The Parties acknowledge that J. Obie Strickler (also known as Jesse Strickler) is both the President and Chief Executive Officer of Grown Rogue International Inc. (the ultimate parent of Lessee) and the sole member of Lessor. This relationship has been disclosed to and acknowledged by the Board of Directors of Grown Rogue International Inc. pursuant to section 132 of the Business Corporations Act (Ontario). The Parties confirm that the rental rate set forth in this Amendment is at or below market rates for comparable industrial warehouse space in Jackson County, Oregon.

Article 6 – RATIFICATION OF ORIGINAL LEASE

6.1 Except as expressly modified by this Amendment, all terms and conditions of the Original Lease shall remain in full force and effect and are hereby ratified and confirmed. In the event of any conflict between the terms of this Amendment and the Original Lease, the terms of this Amendment shall control.

6.2 Lessee represents and warrants that, as of the Amendment Effective Date, Lessee is not in Default under the Original Lease and no event has occurred that, with the passage of time or the giving of notice, would constitute a Default.

Article 7 – GENERAL PROVISIONS

7.1 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Oregon, without regard to its choice-of-law provisions.

7.2 Entire Agreement. This Amendment, together with the Original Lease and all exhibits thereto, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior negotiations, representations, warranties, and understandings of the Parties with respect thereto.

7.3 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Electronic and facsimile signatures shall be deemed valid and binding to the same extent as original signatures.

7.4 Authority. Each Party represents and warrants that the person executing this Amendment on its behalf has full authority to do so and to bind such Party to the terms hereof.

IN WITNESS WHEREOF, the Parties have executed this First Amendment to Commercial Lease Agreement as of the Amendment Effective Date.

LESSOR:

2046 Lars, LLC

/s/ J. Obie Strickler

Signature:
Name:	J. Obie Strickler
Title:	Sole Member
Date:	April 1, 2026

LESSEE:

Grown Rogue Gardens, LLC

/s/ J. Obie Strickler

Signature:
Name:	J. Obie Strickler
Title:	President
Date:	April 1, 2026

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